                                                                    EXHIBIT 99.1





                        ENBRIDGE ENERGY COMPANY, INC.


                           CONSOLIDATED STATEMENTS OF
                     FINANCIAL POSITION AND NOTES THERETO

                                  JUNE 30, 2002

                                   (UNAUDITED)

-------------------------------------------------------------------------------------------------------------
                                    ENBRIDGE ENERGY COMPANY INC.
                           CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

-------------------------------------------------------------------------------------------------------------


                                                                              June 30,         December 31,
(in millions)                                                                     2002                 2001
-------------------------------------------------------------------------------------------------------------
                                                                            (unaudited)
ASSETS
Current assets

      Cash and cash equivalents                                               $    9.9             $    8.8

      Due from affiliates                                                         12.8                 12.5

      Accounts and notes receivable                                                9.6                 10.9

      Loans to affiliates                                                        203.9                275.2

      Other current assets                                                         0.9                  0.5

      Current assets held for sale                                               129.0                 91.5
-------------------------------------------------------------------------------------------------------------
                                                                                 366.1                399.4

Long-term loans to affiliates                                                    717.2                699.6

Investment in Master Limited Partnership                                          62.9                 58.7

Deferred charges and other                                                        50.3                 61.6

Property, plant and equipment, net of accumulated depreciation                    52.4                 58.3
      of $22.5 million in 2002 and $10.2 million in 2001

Long-term assets held for sale                                                   927.0                657.6
-------------------------------------------------------------------------------------------------------------

Total Assets                                                                  $2,175.9             $1,935.2
============================================================================================================

        The accompanying notes are an integral part of these Consolidated
                       Statements of Financial Position.

------------------------------------------------------------------------------------------------------------------
                                      ENBRIDGE ENERGY COMPANY, INC.
                            CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

                                                                                 June 30,           December 31,
(in millions)                                                                        2002                   2001
------------------------------------------------------------------------------------------------------------------
                                                                              (unaudited)
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities

      Accounts payable and other                                                 $   29.2              $   21.9

      Due to affiliates                                                               3.3                   3.9

      Loans from affiliates                                                          44.5                 528.6

      Current liabilities held for sale                                             212.0                  71.8
------------------------------------------------------------------------------------------------------------------
                                                                                    289.0                 626.2

Long-term debt                                                                      538.4                 526.2

Loans from affiliates                                                               824.6                 319.2

Deferred credits                                                                    196.1                 170.8

Minority interest                                                                     2.7                   2.2

Long-term liabilities held for sale                                                  20.0                  19.5
------------------------------------------------------------------------------------------------------------------
Total Liabilities                                                                 1,870.8               1,664.1

Shareholder's equity

      Common stock:
          Authorized - 500,000 shares, at $50 par value each
          Issued - 400,000 shares                                                    20.0                  20.0

      Contributed surplus                                                             6.6                   6.6

      Retained earnings                                                             282.4                 253.6

      Accumulated other comprehensive loss                                           (3.9)                 (9.1)
------------------------------------------------------------------------------------------------------------------
                                                                                    305.1                 271.1

                                                                                 $2,175.9              $1,935.2
==================================================================================================================

        The accompanying notes are an integral part of these Consolidated
                       Statements of Financial Position.

--------------------------------------------------------------------------------

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

--------------------------------------------------------------------------------


1.    ASSETS HELD FOR SALE

In May 2002, the Company entered into an agreement to sell the assets of Enbridge Midcoast Energy, Inc. to Enbridge Energy Partners, L.P. ("EEP"), owned approximately 13% by the Company. In September 2002, the price was reduced from $929.1 million to $820.0 million based on a review of the performance of the Northeast Texas System following the release of second quarter 2002 results and after consideration of current market conditions, and as a result, the Company will recognize a loss on the sale of approximately $49 million after-tax. The agreement provides for cash consideration of approximately $380 million, assumption of approximately $431 of related party debt, additional units in EEP of approximately $9 million and the retention of the deferred income tax liability related to the sale of the assets. The sale is conditional on EEP obtaining the necessary financing and is expected to close in the fourth quarter of 2002. Upon closing, the Company will continue to exercise significant influence over the assets sold and therefore, results of operations have not been segregated from continuing operations.

Selected financial information related to the net assets to be sold is as follows.


FINANCIAL POSITION
                                              June 30,        December 31,
(unaudited; dollars in millions)                  2002                2001
---------------------------------------------------------------------------
Assets
  Current assets                                 129.0                91.5
  Property, plant and equipment, net             664.2               457.2
  Other assets                                   262.8               200.4
---------------------------------------------------------------------------
                                               1,056.0               749.1
---------------------------------------------------------------------------

Liabilities
  Current liabilities                            212.0                71.8
  Deferred income taxes                           20.0                19.5
---------------------------------------------------------------------------
Net Assets to be Transferred                     824.0               657.8
===========================================================================


The net asset information does not reflect the assumption of inter-company debt that will be assumed by the purchaser and recharacterized as related-party debt with the close of the transaction.

EARNINGS

                                                         Three months ended                     Six months ended
                                                              June 30,                               June 30,
(unaudited; millions of dollars)                       2002              2001               2002                2001
----------------------------------------------------------------------------------------------------------------------
Operating revenues                                    286.8              128.9              476.7              128.9
Cost of natural gas                                  (253.4)            (110.1)            (417.0)            (110.1)
Operating and administrative                          (20.9)              (8.3)             (36.0)              (8.3)
Depreciation and amortization                          (6.1)              (4.0)             (10.9)              (4.0)
----------------------------------------------------------------------------------------------------------------------
Operating income                                        6.4                6.5               12.8                6.5
Interest and other income                               1.1               (0.1)               0.4               (0.1)
Interest expense                                       (6.4)              (2.9)             (10.4)              (2.9)
Income taxes                                           (0.4)              (1.4)              (1.1)              (1.4)
----------------------------------------------------------------------------------------------------------------------
Earnings                                                0.7                2.1                1.7                2.1
----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

--------------------------------------------------------------------------------


2.   ACQUISITION

NORTHEAST TEXAS ACQUISITION

In March 2002, a subsidiary of the Company purchased natural gas gathering and processing facilities in Northeast Texas for $178.0 million. The Northeast Texas facilities include 1,200 miles of natural gas gathering pipelines, five natural gas treating plants with an elemental sulphur capacity of approximately 1,100 long tons per day, four natural gas processing plants with a combined capacity of 165 million cubic feet per day ("mmcfd"), and two nitrogen rejection plants with a capacity of 75 mmcfd.


3.    ACCOUNTING CHANGES

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets". Under SFAS No. 142, goodwill and intangible assets with indefinite lives are not amortized but are reviewed for impairment at least annually. Intangible assets with finite lives are amortized over their useful lives. The Company adopted SFAS No. 142 on January 1, 2002.

At June 30, 2002, the Company had completed its initial transition goodwill impairment test and had concluded that goodwill associated with previous acquisitions of approximately $245 million was not impaired.


4.    COMPARATIVE AMOUNTS

Certain reclassifications have been made to the prior year's reported amounts to conform to the classifications used in the current year financial statements. These reclassifications have no impact on net income.